UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)September 29, 2009

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia31602
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code  (229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Principal Officers; Departure of Directors or Principal Officers.

On October 1, 2009, PAB Bankshares, Inc. (the “Company”) announced the promotions and realignment of the Company’s Executive Management Team.  The Company’s Board of Directors appointed the following officers as Executive Vice Presidents of the Company and of the Company’s subsidiary bank, The Park Avenue Bank (the “Bank”), effective October 1, 2009:

•	R. Wesley Fuller, Chief Administration Officer and Treasurer;
•	David H. Hammond, Chief Credit Officer;
•	George D. Henderson, Chief Banking Officer;
•	Judy S. Kelly, Chief Operations Officer;
•	Nicole S. Stokes, Chief Financial Officer.

R. Wesley Fuller, age 48, has served as Executive Vice President of the Company and the Bank since August 2002.  Mr. Fuller previously served as Director of Operations for the Company and the Bank since January 2002.  Mr. Fuller was Senior Vice President of the Company and the Bank from January 2002 to August 2002 and Vice President of the Bank from October 2001 to January 2002.  Before joining the Company, Mr. Fuller was employed by Futurus Financial Services, Inc. and Futurus Bank, N.A. as Executive Vice President and Chief Financial Officer from 2000 to 2001 and by Premier Bancshares, Inc. as Executive Vice President of Operations from 1997 until 2000.  Mr. Fuller’s banking career began in 1983 with First South Bank in Fort Valley, Georgia.

David H. Hammond, age 57, previously served as Senior Vice President and Regional Credit Officer of the Bank since May 2007.  Mr. Hammond was Vice President and Regional Credit Officer of the Bank from January 2005 to May 2007.  Prior to joining the Company in 2005, Mr. Hammond served as Vice President and Credit Officer for SouthTrust Bank in Atlanta, Georgia since September 1996.

George D. Henderson, age 57, has served as Executive Vice President of the Company and the Bank since April 2007. Mr. Henderson previously served as Chief Credit Officer for the Company and the Bank since April 2007.  Mr. Henderson served as the Market President for the Bank’s Hall County, Georgia office from 2002 until 2007 during which time he also served as Senior Vice President over Commercial Lending in Hall County. Mr. Henderson has 33 years of experience in commercial banking with various financial institutions in Georgia. Prior to joining the Company in 2002, Mr. Henderson served in various positions with Premier Bancshares, Inc. from 1993 until 2000. Mr. Henderson’s banking career began in 1974 with Trust Company Bank in Atlanta, Georgia.

Judy S. Kelly, age 58, has been with the Bank since 1975.  She was appointed as Senior Vice President of the Company in January 1996.  During her time with the Company, Mrs. Kelly has served in various management positions overseeing deposit operations, data processing, human resources, and financial management.

Nicole S. Stokes, age 35, was appointed to serve as Senior Vice President and Chief Financial Officer of the Company and the Bank in April 2009.  Mrs. Stokes is a certified public accountant and has served as Vice President and Controller of the Company and the Bank since December 2005.  Prior to joining the Company in 2005, Mrs. Stokes served as Senior Vice President and Controller for The Banc Corporation in Birmingham, Alabama since March 2004 and Assistant Controller for The Banc Corporation since September 2001.

On September 29, 2009, David K. Williams verbally resigned from the Board of Directors of the Company and the Bank, effective September 29, 2009.  Mr. Williams did not have any disagreements with the Company and the Bank, and cited personal obligations as his reason for resignation.  Mr. Williams served as a member of the Company’s and the Bank’s Board of Directors since May 2007, the Company’s Audit Committee since May 2007, and the Bank’s Loan Committee since July 2007.

Item 7.01.               Regulation FD Disclosure.

On October 1, 2009, the Company issued a press release announcing the promotions and realignment of the Company’s executive management team and the expected dates of their earnings release and conference call for the third quarter of 2009 (the “Press Release”).  On October 28, 2009 at 10:00 AM Eastern, the Registrant intends to hold a conference call and webcast to discuss its financial results.  Instructions on how to access the conference call and webcast are included in the Press Release.  The Press Release is attached as Exhibit 99.1 to this report.

Item 9.01.               Financial Statements and Exhibits.

(d)  Exhibits

10.1	Employment Agreement among PAB Bankshares, Inc., The Park Avenue Bank and Nicole S. Stokes, dated October 28, 2008.
99.1	Press release dated October 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date:  October 1, 2009                                                      /s/ Nicole S. Stokes
(Signature)
Nicole S. Stokes,
Executive Vice President and
Chief Financial Officer